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                                  EXHIBIT 21.1

                            AGREE REALTY CORPORATION
             SUBSIDIARIES OF THE REGISTRANT AS OF DECEMBER 31, 2005

Agree Realty Corporation; through its Operating Partnership, Agree Limited Partnership, is the sole member of the following Limited Liability Companies:

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SUBSIDIARY                            JURISDICTION OF ORGANIZATION
----------                            ----------------------------
Agree - Columbia Crossing
  Project, L.L.C.                     Delaware

ACCP Maryland, LLC                    Delaware

Agree - Milestone Center
  Project, L.L.C.                     Delaware

AMCP Germantown, LLC                  Delaware

Ann Arbor Store No 1, LLC             Delaware
Phoenix Drive, LLC                    Delaware
Indianapolis Store No. 16, LLC        Delaware

Boynton Beach Store No. 150, LLC      Delaware
Oklahoma City Store No. 151, L.L.C.   Delaware
Omaha Store No. 166, L.L.C.           Delaware
Tulsa Store No. 135, LLC              Delaware

Tulsa Store No. 264, L.L.C.           Delaware
Mt Pleasant Shopping Center L.L.C.    Michigan
Agree Facility No. 1, L.L.C.          Delaware
ALPSC Associates, LLC                 South Carolina
Agree Bristol & Fenton Project, LLC   Michigan
Agree Realty South-East, LLC          Michigan
AC Realty Company, LLC                Georgia
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Agree Realty Corporation, through its Operating Partnership, Agree Limited
Partnership, owns a 99% interest in the following Limited Liability Company:

Lawrence Store No. 203, L.L.C.        Delaware